Exhibit (k)(3)

POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

________________________________________

The undersigned Trustees of A T FUND OF FUNDS TEI (the “Company”) hereby appoint MARK G. TORLINE and MITCHELL E. NICHTER of Paul, Hastings, Janofsky & Walker, LLP (with full power to each of them to act alone), their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 under the Investment Company Act of 1940, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration of the Company under the Investment Company Act of 1940, as amended, and any series of the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials.  The undersigned grant to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned hereby execute this Power of Attorney as of this 23rd day of May, 2007.

/s/ Mason D. Haupt
Mason D. Haupt /s/ Laurie M. O’Loughlin
Laurie M. O’Loughlin /s/ J. Stephan Rapp
J. Stephan Rapp /s/ Mark G. Torline
Mark G. Torline